Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-231671 and 333-270678) and on Form S-8 (Nos. 333-199243 and 333-231672) of Distribution Solutions Group, Inc. of our report dated August 23, 2023, relating to the consolidated financial statements of HIS Company, Inc. and Subsidiaries, incorporated by reference in this Amendment No. 1 to Current Report on Form 8-K/A dated August 24, 2023.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas

August 24, 2023